UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2005
Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (727) 577-9749
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
EX-3.1: AMENDED BYLAWS AS OF JULY 21, 2005
EX-99.1: PRESS RELEASE DATED JULY 26, 2005

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 21, 2005, the Board of Directors (the “Board”) of Jabil Circuit, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Kathleen A. Walters to serve as an additional member of the Board, effective October 26, 2005. Following the effectiveness of this appointment, the Board will be comprised of 9 directors.
     Ms. Walters and her immediate family members have no direct or indirect interest in any transaction with the Company or any of its subsidiaries required to be disclosed pursuant to Item 404(a) of Regulation S-K.
     A press release announcing the appointment of Ms. Walters is attached hereto as Exhibit 99.1.
Item 5.03. Amendments Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 21, 2005, the Board amended Section 3.2 of the Company’s Bylaws to fix the number of directors of the Company at nine. Prior to such amendment, the number of directors was fixed at eight. A copy of the Company’s Bylaws, as amended, is attached to this Form 8-K as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c)      Exhibits
          The following exhibit is furnished herewith:

Exhibit
Number	Description
3.1	Amended Bylaws as of July 21, 2005.

99.1	Press Release dated July 26, 2005 announcing the appointment of Ms. Walters to the Board of Directors.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)
July 26, 2005	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander,
Chief Financial Officer

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EXHIBIT INDEX

3.1	Amended Bylaws as of July 21, 2005.
99.1	Press Release dated July 26, 2005 announcing the appointment of Ms. Walters to the Board of Directors.

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